Exhibit 15.01

LETTER IN LIEU OF CONSENT OF DELOITTE & TOUCHE LLP

October 30, 2026

The Board of Directors and Shareholders of Flex Ltd.
2 Changi South Lane
Singapore 486123

We are aware that our report dated October 30, 2026, on our review of the interim financial information of Flex Ltd. and its subsidiaries appearing in this Quarterly Report on Form 10-Q for the quarter ended September 25, 2026, is incorporated by reference in Registration Statement No. 333-273790 on Form S-8 and Registration Statement No. 333-281573 on Form S-3ASR.

/s/ DELOITTE & TOUCHE LLP
San Jose, California